EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Sonoma Valley Bancorp (the "Company") on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Mel Switzer, Jr., Chief Executive Officer and Mary Quade Dieter, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: May 13, 2004          /s/ Mel Switzer Jr.
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                             Mel Switzer, Jr.,
                             Chief Executive Officer
                             (Principal Executive Officer)

Dated: May 13, 2004          /s/ Mary Quade Dieter
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                             Mary Quade Dieter,
                             Executive Vice President
                             Chief Operating Officer and Chief Financial Officer
                             (Principal Financial and Accounting Officer)